Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-175837) of Chart Industries, Inc.,

(2)	Registration Statement (Form S-8 No. 333-162740) pertaining to the Chart Industries, Inc. Amended and Restated 2009 Omnibus Equity Plan,

(3)	Registration Statement (Form S-8 No. 333-138682) pertaining to the Amended and Restated Chart Industries, Inc. 2005 Stock Incentive Plan, and

(4)	Registration Statement (Form S-8 No. 333-183031) pertaining to the Chart Industries, Inc. Amended and Restated 2009 Omnibus Equity Plan
of our reports dated February 25, 2014, with respect to the consolidated financial statements and schedule of Chart Industries, Inc. and Subsidiaries, and the effectiveness of internal control over financial reporting of Chart Industries, Inc. and Subsidiaries included in this Annual Report (Form 10-K) of Chart Industries, Inc. and Subsidiaries for the year ended December 31, 2013.

/S/ ERNST & YOUNG LLP
Cleveland, Ohio
February 25, 2014